Merrill Lynch & Co., Inc.                                         Filed under Rule 424 (b)(3), Registration Statement No. 333-97937
$5,547,200,000                                                                Pricing Supplement No. 10020 - dated November 6, 2002
Merill Lynch Core Notes Due Nine        (To prospectus dated September 25, 2002 and prospectus supplement dated September 25, 2002)
Months or More from Date of Issue
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CUSIP           Aggregate       Price to       Purchasing         Interest Rate   Interest Payment   Stated Maturity   Survivor's
Number       Principal Amount   Public(1)   Agent's Discount(1)     Per Annum        Frequency             Date          Option
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5901M0BN8      $4,190,000        100.0%          1.5000%               5.05%          Monthly           11/13/2012        Yes

Redemption Information:  Redeemable at the option of Merrill Lynch & Co., Inc. on 11/15/2004 and each Interest Payment Date thereafter, at a price equal to 100%.
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                                   Trade Date: Wednesday November 6, 2002                                       Merrill Lynch & Co.
Merrill Lynch & Co., Inc. [LOGO]   Tuesday November 12, 2002                                                      Purchasing Agent
4 World Financial Center           Minimum Denominations/Increments: $1,000/$1,000                              Acting as Principal
New York, NY 10080                 Original Issue Discount: No
                                   All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
                                   Merrill Lynch DTC Participant Number:  5132

                                   (1) Expressed as a percentage of the aggregate principal amount.
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